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                                   EXHIBIT 32

   WRITTEN STATEMENT OF CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER AND
          SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER
                        PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of Extendicare Health Services, Inc. (the "Company") on Form 10-K for the year ended December 31, 2005 (the "Report"), I, Mel Rhinelander, Chairman of the Board and Chief Executive Officer of the Company, certify solely for purposes of complying with 18 U.S.C. Sections 1350 that based on my knowledge:

      (1) the Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and
      (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mel Rhinelander
-------------------
Mel Rhinelander
Chairman of the Board and Chief Executive Officer
March 30, 2006

In connection with the Annual Report of Extendicare Health Services, Inc. (the "Company") on Form 10-K for the year ended December 31, 2005 (the "Report"), I, Richard L. Bertrand, Senior Vice President, Chief Financial Officer and Treasurer of the Company, certify solely for purposes of complying with 18 U.S.C. Sectioins 1350 that based on my knowledge:

      (1) the Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and
      (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard L. Bertrand
-----------------------
Richard L. Bertrand
Senior Vice President, Chief Financial Officer and Treasurer
March 30, 2006

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